FIRST AMENDMENT TO
CREDIT AGREEMENT

                     This First Amendment to Credit Agreement (“Amendment”) dated as of December 16, 2003, is made with reference to the Credit Agreement dated as of February 27, 2003, by and among NEW HORIZONS WORLDWIDE, INC., a Delaware corporation (“Borrower”), the lenders that are party thereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Administrative Agent”), as administrative agent for the Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth for such terms in the Credit Agreement.

AGREEMENT

                     NOW, THERFORE, in consideration of the mutual covenants and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower, the Lenders and the Administrative Agent agree as follows:

          1.        Amendment of Section 6.17 (Minimum Cash). Section 6.17 of the Credit Agreement is hereby amended to read in full as follows:

                               “6.17    [Intentionally Omitted].”

          2.        Representations and Warranties

                     Borrower makes the following representations and warranties to the Lenders as of the date hereof, which representations and warranties shall survive the execution, termination or expiration of this Amendment and shall continue in full force and effect until the full and final satisfaction and discharge of all Obligations:

                     2.1      Reaffirmation of Prior Representations and Warranties. Borrower hereby reaffirms and restates as of the date hereof, all of the representations and warranties made by Borrower in the Credit Agreement and the other Loan Documents, except to the extent such representations and warranties specifically relate to an earlier date.

                     2.2      No Default. After giving effect to this Amendment, no Event of Default has occurred and remains continuing under any of the Loan Documents.

                     2.3      Due Execution. The execution, delivery and performance of this Amendment and any instruments, documents or agreements executed in connection herewith are within the powers of Borrower, have been duly authorized by all necessary action, and do not contravene any law, the organizational documents of Borrower, or result in a breach of, or constitute a default under, any contractual restriction, indenture, trust agreement or other instrument or agreement binding upon Borrower.

                     2.4      No Further Consent. The execution, delivery and performance of this Amendment and any documents or agreements executed in connection herewith do not require any consent or approval not previously obtained of any member, stockholder, beneficiary or creditor of Borrower.

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                     2.5      Binding Agreement. This Amendment, and each of the other instruments, documents and agreements executed in connection herewith constitute the legal, valid and binding obligation of Borrower or other parties thereto and are enforceable against Borrower and such other parties in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws or equitable principles relating to or limiting creditors’ rights generally.

          3.      Conditions Precedent

                     The effectiveness of this Amendment and Lender’s agreements set forth herein are subject to the satisfaction of each of the following conditions precedent:

                     3.1      Documentation. Borrower shall have delivered or caused to be delivered to the Administrative Agent, at Borrower’s sole cost and expense, the following, each of which shall be originals and each in form and substance satisfactory to the Administrative Agent:

                                (a)      this Amendment executed by Borrower; and

                                (b)      at least one fully-executed original Consent of Guarantors/Security Parties in the form of Annex I attached hereto.

                     3.2      Representations and Warranties. All of Borrower’s representations and warranties contained herein shall be true and correct on and as of the date of execution hereof and no Event of Default shall have occurred and be continuing under the Credit Agreement or any of the other Loan Documents, as modified hereby.

          4.      Miscellaneous

                     4.1      No Third Parties. Except as specifically provided herein, no third party shall be benefited by any of the provisions of this Amendment; nor shall any such third party have the right to rely in any manner upon any of the terms hereof, and none of the covenants, representations, warranties or agreements herein contained shall run in favor of any third party.

                     4.2      Costs and Expenses. In addition to the obligations of Borrower under the Loan Documents, Borrower agrees to pay all costs and expenses (including without limitation reasonably attorneys’ fees) expended or incurred by the Lenders and the Administrative Agent in connection with the negotiation, documentation and preparation of this Amendment and any other documents executed in connection herewith, and in carrying out the terms of this Amendment, whether incurred before or after the effective date hereof.

                     4.3      Integration; Interpretation. The Loan Documents, including this Amendment and the documents, instruments and agreements executed in connection herewith, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations, discussions and correspondence.

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                     4.4      Counterparts and Execution. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                     4.5      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

                     4.6      Non-Impairment of Loan Documents. On the date all conditions precedent set forth herein are satisfied in full, this Amendment shall be part of the Credit Agreement to the extent of the amendments to the Credit Agreement effected hereby. Except as expressly provided in this Amendment or in any other document, instrument or agreement executed by any Lender or the Administrative Agent, all provisions of the Loan Documents shall remain in full force and effect, and the Lenders and the Administrative Agent shall continue to have all its rights and remedies under the Loan Documents.

                     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.

NEW HORIZONS WORLDWIDE, INC.,
A Delaware corporation

By: /s/ Robert S. McMillan
Name: Robert S. McMillan
Title: Vice President & CFO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
and as the sole Lender

By:
Name:
Title:

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Annex I

Consent of Guarantors/Security Parties

                     Reference is made to that certain Credit Agreement dates as of February 27, 2003 by and among New Horizons Worldwide, Inc., a Delaware corporation (“Borrower”), the lenders that are party thereto (the “Lenders”), and Wells Fargo Bank, National Association (the “Administrative Agent”), as administrative agent for the Lenders (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning set forth for such terms in the Credit Agreement.

                     Each of the undersigned hereby consents to the execution, delivery and performance of the foregoing First Amendment to Credit Agreement.

                     Each of the undersigned represents and warrants to the Lenders that the Loan Documents entered into by such party remain in full force and effect in accordance with their terms.

                     This Consent may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The failure of one of the parties listed below to sign this Consent shall not affect the validity of the execution of this Consent by any other of the parties listed below.

                     IN WITNESS WHEREOF, each of the undersigned has executed this Consent of Guarantors/Security Parties by its duly authorized officer as of this 16th day of December 2003.

"Guarantors/Security Parties"

NEW HORIZONS EDUCATION CORPORATION,
a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF ALBUQUERQUE, INC., a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF MEMPHIS, INC., a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF CHARLOTTE, INC., a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF SANTA ANA, INC., a Delaware corporation

NHCLC OF SAN ANTONIO, INC., a Delaware corporation

NOVA VISTA, L.L.C., a Delaware limited liability company

NEW HORIZONS COMPUTER LEARNING CENTER
OF HARTFORD, INC., a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF CHICAGO, INC., a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF DENVER, INC., a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF NASHVILLE, INC., a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF SACRAMENTO, INC., a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF METROPOLITAN NEW YORK, INC., a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF CLEVELAND LTD., L.L.C., a Delaware limited liability company

NEW HORIZONS COMPUTER LEARNING CENTERS, INC.,
a California corporation

NEW HORIZONS COMPUTER LEARNING CENTERS EMEA, L.L.C.,
a Delaware limited liability company

NEW HORIZONS COMPUTER LEARNING CENTERS APAC, L.L.C.,
a Delaware limited liability company

NEW HORIZONS COMPUTER LEARNING CENTER
OF INDIANAPOLIS, LLC an Indiana limited liability company

NEW HORIZONS COMPUTER LEARNING CENTER
OF INDIANAPOLIS, INC., a Delaware corporation

NEW HORIZONS COMPUTER LEARNING CENTER
OF ATLANTA, INC., a Delaware corporation

By: /s/ Robert S. McMillan
Robert S. McMillan, Vice President and CFO
[Printed Name and Title]